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Exhibit 10.4

                            CERTIFICATE OF AMENDMENT

                                       OF

                                     WARRANT

                              To Purchase Stock of
                          Power Efficiency Corporation
                             a Delaware corporation

      This Certificate of Amendment (the "Amendment") to the Warrant To Purchase Stock of Power Efficiency Corporation, a Delaware Corporation, that expires on June 14, 2012 (the "Warrant"), is by and between Power Efficiency Corporation, a Delaware corporation (the "Company") and Summit Energy Ventures, LLC, a Delaware limited liability company (the "Holder") and is dated May 8, 2003.

      WHEREAS, the Company and the Holder have entered into a Revolving Credit Note of even date herewith (the "Note");

      WHEREAS, as consideration for the Note, the Company agreed to amend the Warrant as provided below;

      NOW, THEREFORE, the Company and the Holder hereby mutually agree that the Warrant is hereby amended by changing the Warrant so that, as amended, the definition of Stock Unit in Section 1 shall read as follows:

    "Stock Unit" shall mean one share of Common Stock or one-half share of Series A-2 Convertible Preferred Stock, at the election of the Holder of the Warrant.

    NOW, THEREFORE, the Company and the Holder hereby mutually agree that the Warrant is hereby amended by changing the Warrant so that, as amended, Section 2 shall read as follows:

    Section 2. Exercise of Warrant. The Holder of this Warrant may, at any time on or after the Vesting Date, exercise this Warrant in whole or in part for the number of Stock Units which such Holder is then entitled to purchase hereunder. In order to exercise this Warrant, in whole or in part, the Holder hereof shall deliver to the Company at its office maintained for such purpose pursuant to
Section 17: (i) a written notice of such Holder's election to exercise this Warrant, (ii) this Warrant, and (iii) the total purchase price for the shares being purchased upon such exercise by delivery in cash, by wire transfer or certified or official bank check of immediately available funds in an amount equal to the product of the Current Warrant Price multiplied by the number of Stock Units being purchased upon such exercise (the "Aggregate Purchase Price"),


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Such notice may be in the form of the Subscription set out at the end of this Warrant. Upon receipt thereof, the Company shall, as promptly as practicable and in any event within ten (10) Business Days thereafter, cause to be executed and delivered to such Holder a certificate or certificates representing the aggregate number of fully paid and nonassessable shares of Warrant Stock issuable upon such exercise.

    The Holder of this Warrant may purchase the number of Stock Units calculated in the following manner:

    SU = (XC/(1-X)) - P

        where:

        SU = the number of Stock Units the Holder of this Warrant may purchase upon exercise of this Warrant.

        C = the number of shares of Common Stock outstanding on the exercise date; the number of shares of Common Stock reserved for issuance pursuant to the Company's stock option plans existing on the exercise date (whether or not such options have been issued); the number of shares of Common Stock issuable under all warrants outstanding on the exercise date; plus the number of shares of Common Stock issuable upon conversion of all Convertible Instruments outstanding on the exercise date, other than (i) the Series A-1 Convertible Preferred Stock sold by the Company pursuant to the Stock Purchase Agreement, and (ii) the stock issuable (but unissued) upon conversion of the Revolving Credit Note issued by the Company to Summit on May 8, 2003.

        P = the number of shares of Common Stock issuable on the exercise date upon conversion of all the Series A-1 Convertible Preferred Stock sold by the Company pursuant to the Stock Purchase Agreement.

        X =    the percent that is obtained by the following formula:

               X = 51% + (Y/1,000,000) * 9.1%

        where:

        Y = the dollar amount that has been converted into Series A-1 Preferred Stock pursuant to the Revolving Credit Note dated May 8, 2003.

    Upon the first exercise of any right under the Warrant or Warrants by any Holder (the "First Exercise"), the Current Warrant Price and the remaining Stock Units purchasable under the Warrant or Warrants by all Holders shall be fixed upon such first exercise. The remaining Stock Units purchasable under the Warrant or Warrants shall be equal to the number of Stock Units that could have been purchased had all the Warrants been exercised minus the number of Stock Units that were actually purchased at the First Exercise; and (ii) the Current Warrant Price of all remaining Warrants shall be fixed at the Current Warrant Price determined for the Warrants that were exercised at the First Exercise.

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    The stock certificate or certificates for Warrant Stock so delivered shall be endorsed with a legend in the form contained in Section 4.1 of the Amended and Restated Stockholders' Agreement dated June 14, 2002, and shall be in such denominations as may be specified in said notice and shall be registered in the name of such Holder or such other name or names as shall be designated in said notice. Such certificate or certificates shall be deemed to have been issued and such Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares, including to the extent permitted by law the right to vote such shares or to consent or to receive notice as a stockholder, as of the time said notice is received by the Company as aforesaid.

    Except as otherwise provided in Section 8 hereof, the Company shall pay all expenses, transfer taxes and other charges payable in connection with the preparation, issue and delivery of stock certificates under this Section 2, except that, in case such stock certificates shall be registered in a name or names other than the name of the Holder of this Warrant, funds sufficient to pay all stock transfer taxes which shall be payable upon the issuance of such stock certificate or certificates shall be paid by the Holder hereof at the time of delivering the notice of exercise mentioned above.

    All shares of Warrant Stock issuable upon the exercise of this Warrant shall be validly issued, fully paid and nonassessable, and free from all liens and other encumbrances thereon.

    The Company will not close its books against the transfer of this Warrant or of any share of Warrant Stock in any manner which interferes with the timely exercise of this Warrant. With the consent of the Holder of this Warrant, the Company will from time to time take all such action as may be necessary to assure that the par value per share of the unissued Warrant Stock acquirable upon exercise of this Warrant is at all times equal to or less than the Current Warrant Price then in effect.

    No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant.

                     [signature page to immediately follow]


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    IN WITNESS WHEREOF, the Company and the Holder have caused this
Certificate of Amendment of Warrant to be executed.

                                 POWER EFFICIENCY CORPORATION, a
                                 Delaware corporation

                                   By:
                                   ---------------------------------------------
                                   Name: Raymond J. Skiptunis
                                   Title: President & Chief Executive Officer


                                 SUMMIT ENERGY VENTURES, LLC, a
                                 Delaware limited liability company

                                 By: Northwest Power Management, its manager

                                   By:
                                   ---------------------------------------------
                                   Name: Steven Strasser
                                   Title: President



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